EXHIBIT NO. 23A



HANSEN, BARNETT & MAXWELL
  A Professional Corporation
 CERTIFIED PUBLIC ACCOUNTANTS

                                                  (801) 532-2200
Member of AICPA Division of Firms               Fax (801) 532-7944
      Member of SECPS                      345 East Broadway, Suite 200
Member of Summit International AssociatesSalt Lake City, Utah 84111-2693




       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors
Novanet International, Inc.

As independent certified public accountants, we hereby consent to the use of our report dated March 11, 2001 with respect to the financial statements of Novanet International, Inc. as of December 31, 2000 and for the years ended December 31, 2000 and 1999 and for the cumulative period from May 1, 1998 (date of inception) through December 31, 2000 included in the Registration Statement on Form SB-2 and related Prospectus of Novanet International, Inc. for the registration of 1,500,658 shares of common stock (the "Registration Statement"). We also consent to the use of our name in the "Experts" section of this Registration Statement.


                             /S/ HANSEN, BARNETT & MAXWELL
Salt Lake City, Utah
March 19, 2001